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                                                                     Exhibit (b)

Washington, Pittman & McKeever
Certified Public Accountants

819 South Wabash Avenue
Suite 600
Chicago, Illinois 60605
(312) 786-0330
FAX (312) 786-0323


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the incorporation of our report dated June 16, 2000 (and all references to our Firm) included in or made a part of this Form 11-K, into the Registration Statement (Form S-8, File No. 33-80995) pertaining to the Donnelley Deferred Compensation and Voluntary Savings Plan.

It should be noted that we have not audited any financial statements of the Donnelley Deferred Compensation and Voluntary Savings Plan subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.



                                             WASHINGTON, PITTMAN & McKEEVER, LLC


Chicago, Illinois
June 23, 2000